UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 27, 2016 (September 22, 2016)

HERTZ GLOBAL HOLDINGS, INC.
THE HERTZ CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	001-37665	61-1770902
DELAWARE	001-07541	13-1938568
(State of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

8501 Williams Road
Estero, Florida 33928
8501 Williams Road
Estero, Florida 33928
(Address of principal executive offices, including zip code)

(239) 301-7000
(239) 301-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 22, 2016, The Hertz Corporation (“Hertz”), a wholly owned subsidiary of Hertz Global Holdings, Inc. (“Hertz Global”), issued $800 million aggregate principal amount of 5.50% Senior Notes due 2024 (the “U.S. Notes”) under an indenture dated September 22, 2016 (as amended, supplemented (including pursuant to that certain supplemental indenture dated September 22, 2016), waived or otherwise modified), by and among Hertz, certain U.S. subsidiaries of Hertz as guarantors (the “U.S. Subsidiary Guarantors”) and Wells Fargo Bank, National Association as trustee (the “U.S. Indenture”). The following is a brief description of the U.S. Indenture and the terms of the U.S. Notes issued thereunder.

Interest; Maturity

The U.S. Notes will mature on October 15, 2024. The U.S. Notes bear interest at a rate per annum of 5.50% from September 22, 2016. Interest is payable semi-annually on April 15 and October 15 of each year, commencing April 15, 2017.

Ranking; Guarantees

The U.S. Notes will be Hertz’s senior unsecured obligations and will rank:

•	equal in right of payment to all of Hertz’s existing and future unsecured indebtedness and other obligations that are not, by their terms, expressly subordinated in right of payment to the U.S. Notes;

•	senior in right of payment to any of Hertz’s existing or future indebtedness and other obligations that are, by their terms, expressly subordinated in right of payment to the U.S. Notes; and

•
effectively subordinated to all of Hertz’s secured indebtedness and other secured obligations, including Hertz’s senior secured term facility and senior secured revolving credit facility, to the extent of the value of the assets securing such secured indebtedness or other secured obligations, and structurally subordinated to all indebtedness and other obligations of Hertz’s subsidiaries (other than subsidiaries that are, or which become, guarantors).

The U.S. Notes are guaranteed by the U.S. Subsidiary Guarantors. The U.S. Subsidiary Guarantors are the same subsidiaries that guarantee Hertz’s senior secured revolving credit facility (currently, Dollar Rent A Car, Inc., Dollar Thrifty Automotive Group, Inc., Donlen Corporation, DTG Operations, Inc., DTG Supply, LLC, Firefly Rent A Car LLC, HCM Marketing Corporation, Hertz Car Sales LLC, Hertz Claim Management Corporation, Hertz Global Services Corporation, Hertz Local Edition Corp, Hertz Local Edition Transporting, Inc., Hertz System, Inc., Hertz Technologies, Inc., Hertz Transporting, Inc., Rental Car Group Company, LLC., Smartz Vehicle Rental Corporation, Thrifty Car Sales, Inc., Thrifty, LLC, Thrifty Insurance Agency, Inc., Thrifty Rent-A-Car System, LLC, and TRAC Asia Pacific, Inc.).

The guarantees of each guarantor in respect of the U.S. Notes will be:

•
equal in right of payment to all existing and future indebtedness and other obligations of that guarantor that are not, by their terms, expressly subordinated in right of payment to the guarantee by such guarantor of the U.S. Notes;

•
senior in right of payment to any existing and future indebtedness and other obligations of that guarantor that are, by their terms, expressly subordinated in right of payment to the guarantee by such guarantor of the U.S. Notes; and

•
effectively subordinated to all secured indebtedness and other secured obligations of that guarantor and its subsidiaries, including pursuant to Hertz’s senior secured term facility and senior secured revolving credit facility, to the extent of the value of the assets securing such indebtedness and other obligations, and structurally subordinated to all indebtedness and other obligations of the subsidiaries of such guarantor (other than subsidiaries that are, or which become, guarantors).

Optional Redemption

Prior to October 15, 2019, Hertz will be entitled at its option to redeem all or a portion of the U.S. Notes at a redemption price equal to 100% of the principal amount of the U.S. Notes plus an applicable “make whole” premium and accrued and unpaid interest to the redemption date.

On or after October 15, 2019, Hertz will be entitled at its option to redeem all or a portion of the U.S. Notes at the applicable redemption price set forth below (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, to the relevant redemption date.

Redemption Period	Price
2019	104.125%
2020	102.750%
2021	101.375%
2022 and thereafter	100.000%

On or prior to October 15, 2019, Hertz will be entitled at its option, on one or more occasions, to redeem the U.S. Notes in an aggregate principal amount equal to up to 40% of the aggregate principal amount of the U.S. Notes issued under the U.S. Indenture with the net cash proceeds from certain equity offerings at a redemption price equal to 105.50% of the principal amount outstanding in respect of the U.S. Notes, plus accrued and unpaid interest, if any, to the redemption date.

In connection with any tender offer pursuant to which 90% of the outstanding U.S. Notes are validly tendered and not withdrawn, Hertz may, subject to certain additional conditions, redeem all of the remaining U.S. Notes outstanding following such tender offer at a price in cash equal to the price offered to each holder in such tender offer, plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, to but not including the date of redemption.

Change of Control

Upon the occurrence of a Change of Control Triggering Event (as defined in the U.S. Indenture), each holder of U.S. Notes will have the right to require Hertz to repurchase all or any part of the U.S. Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase.

Covenants

The U.S. Indenture contains covenants that, among other things, will limit the ability of Hertz and its restricted subsidiaries, described in the U.S. Indenture, to make certain restricted payments; create encumbrances or restrictions on the ability of Hertz’s subsidiaries to pay dividends or make other payments to it; lease, transfer or sell certain assets; create or incur liens; and merge or consolidate with other entities. These covenants are subject to important exceptions and qualifications, which are described in the U.S. Indenture.

Events of Default

The U.S. Indenture also provides for events of default, which, if any of them occurs, would permit or require the principal, premium, if any, interest and other monetary obligations on all the then outstanding U.S. Notes issued under the U.S. Indenture to be due and payable immediately.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information required by Item 2.03 relating to the U.S. Notes and the U.S. Indenture is contained in Item 1.01 of this Current Report and incorporated herein by reference.
ITEM 8.01 OTHER EVENTS.
Also on September 22, 2016, Hertz Holdings Netherlands B.V. (“HHN”), a wholly owned subsidiary of Hertz, incorporated under the laws of The Netherlands, issued €225 million aggregate principal amount of 4.125% Senior Notes due 2021 (the “Euro Notes”) under an indenture dated September 22, 2016 (as amended, supplemented (including pursuant to that certain supplemental indenture dated September 22, 2016), waived or otherwise modified), by and among HHN, Hertz, as parent guarantor, the U.S. Subsidiary Guarantors, certain non-U.S. subsidiaries of Hertz as guarantors (collectively, the “Non-U.S. Subsidiary Guarantors”), Wilmington Trust, National Association as trustee, Deutsche Bank AG, London Branch, as paying agent, and Deutsche Bank Luxembourg S.A., as registrar, transfer agent and authenticating agent. The Euro Notes are guaranteed by Hertz, the U.S. Subsidiary Guarantors and the Non-U.S. Subsidiary Guarantors. The Non-U.S. Subsidiary Guarantors are Hertz Automobielen Nederland B.V.; Hertz Autovermietung GmbH; Hertz Belgium BVBA; Hertz Fleet (Italiana) S.r.l.; Hertz Fleet Limited; Hertz France SAS; Hertz Italiana S.r.l.; Hertz Luxembourg S.à.r.l.; and Hertz UK Receivables Ltd.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits. The following exhibits are filed as part of this report:

Exhibit	Description

4.1	Indenture, dated as of September 22, 2016, among The Hertz Corporation, as Issuer, the Subsidiary Guarantors from time to time parties thereto, and Wells Fargo Bank, National Association, as Trustee.

4.2
First Supplemental Indenture, dated as of September 22, 2016, among The Hertz Corporation, as Issuer, the Subsidiary Guarantors from time to time parties thereto, and Wells Fargo Bank, National Association, as Trustee, relating to the 5.50% Senior Notes due 2024.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERTZ GLOBAL HOLDINGS, INC. THE HERTZ CORPORATION
(each, a Registrant)

By:	/s/ Thomas C. Kennedy
Name:	Thomas C. Kennedy
Title:	Senior Executive Vice President and Chief Financial Officer
Date:  September 27, 2016